UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 20, 2023

P&F INDUSTRIES, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-5332	22-1657413
(State or Other Jurisdiction	(Commission File No.)	(IRS Employer
of Incorporation)		Identification Number)

445 Broadhollow Road, Suite 100, Melville, New York 11747

(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code: (631) 694-9800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $1.00 Par Value	PFIN	NASDAQ Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introductory Note

This Current Report on Form 8-K is being filed in connection with the closing on December 20, 2023 of the transactions contemplated by that certain Agreement and Plan of Merger (the “Merger Agreement”), by and among P & F Industries, Inc., a Delaware corporation (the “Company”), Tools AcquisitionCo, LLC, a Delaware limited liability company (“Parent”), and Tools MergerSub, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”) and a wholly owned subsidiary of Parent (“Merger Sub”). Pursuant to the terms and conditions set forth in the Merger Agreement, on December 20, 2023, Merger Sub merged with and into the Company (the “Merger”), with the Company continuing as the surviving corporation (the “Surviving Corporation”). As a result of the Merger, the Company became a wholly owned subsidiary of Parent..

Item 1.02.	Termination of a Material Definitive Agreement.

Concurrently with the consummation of the Merger, the Company terminated the Second Amended and Restated Loan and Security Agreement, dated April 5, 2017, by and among the Company, Florida Pneumatic Manufacturing Corp. (“Florida Pneumatic”), Hy-Tech Machine, Inc. (“Hy-Tech”), ATSCO Holdings Corp. (“ATSCO”), Jiffy Air Tool, Inc. (formerly known as Bonanza Holdings Corp.) (“Jiffy”), Bonanza Properties Corp. (“Bonanza”), Continental Tool Group, Inc. (“Continental”), Countrywide Hardware, Inc. (“Countrywide”), Embassy Industries, Inc. (“Embassy”), Exhaust Technologies, Inc. (“Exhaust”), Green Manufacturing, Inc. (“Green Manufacturing”), Pacific Stair Products, Inc. (“Pacific Stair”), WILP Holdings, Inc. (“WILP”), Woodmark International, L.P. (“Woodmark”), and Capital One, National Association (“Capital One”), as amended (the “Credit Agreement”). All amounts owed under the Credit Agreement were repaid, satisfied and discharged in full.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

On December 20, 2023, Parent consummated its acquisition of the Company pursuant to the terms of the Merger Agreement.

At the effective time of the Merger, each share of the common stock, par value $1.00 per share, of the Company (the “Company Common Stock”) issued and outstanding immediately prior to the effective time (other than shares held by the Company or held, directly or indirectly, by Parent or Acquisition Sub, which were cancelled automatically or that are owned by stockholders who have perfected and not withdrawn a demand for appraisal rights pursuant to Delaware law, which were converted into the right to receive such consideration as they shall be due in accordance with Delaware law) was automatically canceled and converted into the right to receive $13.00 in cash, without interest and subject to any applicable withholding taxes (the “Per-Share Amount”). As of the effective time of the Merger, (a) each option to purchase shares of Company Common Stock that is outstanding immediately prior to the effective time of the Merger (a “Company Option”), whether vested or unvested, was canceled and terminated in exchange for the right to receive an amount in cash, without interest, equal to the product of (x) the total number of shares of Company Common Stock subject to, and outstanding under, such Company Option and (y) the excess of the Per-Share Amount over the applicable per share exercise price, subject to any applicable withholding or other taxes or other amounts required by applicable law to be withheld; provided, that if the per share exercise price of Company Common Stock underlying a Company Option was equal to or greater than the Per-Share Amount, such Company Option was canceled without any cash payment or other consideration being made in respect thereof; and (b) any vesting conditions or restrictions applicable to each restricted share of Company Common Stock outstanding immediately prior to the effective time of the Merger (a “Company Restricted Share”) lapsed, and each holder of Company Restricted Share became entitled to receive an amount in cash equal to the product of (x) the total number of shares of Company Common Stock subject to such Company Restricted Share and (y) the Per-Share Amount, subject to any applicable withholding or other taxes or other amounts required by applicable law to be withheld. The merger price was funded by ShoreView through equity financing from Shoreview Capital Partners IV, L.P. (the “Equity Financing”) and debt financing from RCS SBIC Fund II, L.P., Northstar Mezzanine Partners VIII L.P. and Northstar Mezzanine Partners SBIC, L.P. (the “Debt Financing”).

The foregoing description of the Merger Agreement and the Merger are qualified in their entirety by reference to the full text of the Merger Agreement, a copy of which is attached as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on October 13, 2023, and is incorporated herein by reference.

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

In connection with the closing of the Merger, the Company notified the Nasdaq Stock Market (“NASDAQ”) on December 20, 2023 that the Merger became effective and requested that NASDAQ file with the Securities and Exchange Commission (the “SEC”) an application on Form 25 to delist and deregister the Common Stock under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Trading of the Company Common Stock on NASDAQ was suspended during the day on December 20, 2023. The Form 25 will become effective ten days after its filing. After the Form 25 becomes effective, the Company will file a Form 15 with the SEC to terminate its reporting obligations under the Exchange Act.

Item 3.03.	Material Modifications to Rights of Security Holders.

The information set forth in Items 2.01 and 5.03(a) and (b) is incorporated herein by reference.

As of the effective time of the Merger, the Company’s shareholders immediately prior to such effective time ceased to have any rights as shareholders of the Company (other than their right to receive the applicable merger consideration).

Item 5.01.	Changes in Control of Registrant.

The information set forth in Item 2.01 and Item 5.02(d) is incorporated herein by reference.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) As of the effective time of the Merger, pursuant to the terms of the Merger Agreement, Peter Zimmerman, Thomas D’Ovidio, Madeleine Shumaker, David Wakefield and Tim Ristoff became the members of the board of directors of the Company, replacing the prior members of the board.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws.

At the effective time of the Merger, the certificate of incorporation of the Company and the by-laws of the Company were each amended and restated in their entirety as set forth in Exhibits 3.1 and 3.2 hereto, respectively, which are incorporated by reference herein.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On December 19, 2023, the Company held a special meeting of stockholders (the “Special Meeting”) to consider certain proposals related to the Merger Agreement. More information on each of these proposals is contained in the Company’s definitive proxy statement for the Special Meeting filed with the SEC on November 17, 2023.

As of November 13, 2023, the record date for the Special Meeting, there were 3,194,699 shares of common stock outstanding and entitled to vote, each of which was entitled to one vote on each proposal at the Special Meeting. At the Special Meeting, holders of 2,764,227 shares of common stock, representing approximately 86.5% of the outstanding shares of common stock entitled to vote, were present in person or by proxy, which constituted a quorum to conduct business.

At the Special Meeting, the following proposals were considered and voted on, each of which was approved by the requisite vote of the Company’s stockholders. The vote for each proposal was as follows:

1. Proposal to approve and adopt the Merger Agreement (the “Merger Agreement Proposal”)

Holders of Company Common Stock:

For	Against	Abstain
2,762,243	588	1,396

Holders of Company Common Stock (other than Richard A. Horowitz):

For	Against	Abstain
1,317,325	552	1,309

2. Proposal to approve, by non-binding advisory vote, compensation that will or may become payable by the Company to its named executive officers in connection with the Merger.

Holders of Company Common Stock:

For	Against	Abstain
2,421,251	301,711	41,263

Because the Merger Agreement Proposal was approved, a proposal to adjourn the Special Meeting to a later date or dates to solicit additional proxies if there were insufficient votes to approve and adopt the Merger Agreement Proposal at the time of the Special Meeting was not needed and, therefore, no vote was taken on that proposal.

Item 8.01.	Other Events.

On December 20, 2023, the Company issued a press release in connection with the completion of the Merger. The full text of the press release is attached hereto as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

3.1	Amended and Restated Articles of Incorporation of P & F Industries, Inc.
3.2	Second Amended and Restated Bylaws of P & F Industries, Inc.
99.1	Press Release dated December 20, 2023
104	Cover Page Interactive Data File (embedded with the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

P & F INDUSTRIES, INC.

Date: December 20, 2023

	By:	/s/ Thomas D’Ovidio
Thomas D’Ovidio Vice President, Assistant Treasurer and Assistant Secretary